Exhibit 99.3

WebMD Health Corp. 395 Hudson Street 3rd Floor New York, NY 10014 212.624.3700 Phone

NOTICE OF CONVERSION RATE ADJUSTMENT

in respect of

1.50% Convertible Notes due 2020

of

WEBMD HEALTH CORP.

(CUSIP Nos. 94770V AJ1 and 94770V AK8)

January 3, 2017

To:	The Holders of WebMD Health Corp.’s 1.50% Convertible Notes due 2020 (the “Securities”)

Reference is made to the Indenture, dated as of November 26, 2013 (the “Indenture”), between WebMD Health Corp. (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), relating to the Securities. Capitalized terms used but not defined herein have the meanings ascribed to them in the Indenture.

On December 15, 2016, the Company’s previously announced tender offer to purchase its common stock, par value $0.01 per share (the “Common Stock”), expired. Pursuant to Section 10.11 of the Indenture, the Company hereby gives notice to the Holders of the Securities that, as a result of the tender offer and in accordance with Section 10.06(e) of the Indenture, the conversion rate (as defined in the Indenture) at which shares of Common Stock will be delivered upon conversion of the Securities has been adjusted, effective as of December 16, 2016, to 19.0695 shares of Common Stock for each $1,000 principal amount of the Securities.

WebMD Health Corp.

By:	/s/ Lewis H. Leicher
	Name:	Lewis H. Leicher
	Title:	Senior Vice President and Assistant General Counsel